                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           ARV ASSISTED LIVING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                           ARV ASSISTED LIVING, INC.

                                  May 15, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ARV Assisted Living, Inc. (the "Company") to be held on Friday, June 9, 2000, at 9:00 a.m. local time, at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715.

     At the Annual Meeting you will be asked to approve the re-election of Maurice J. DeWald to the Board of Directors of the Company and to ratify the reappointment of KPMG, LLP as the Company's independent auditors for the current fiscal year as detailed in the enclosed Proxy Statement. I urge you to read carefully the proxy statement.

     I hope that you will be able to attend the meeting in person. However, whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card promptly. A prepaid envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy, if given.

     I look forward to seeing you at the Annual Meeting.

                                           Sincerely,

                                           /s/ Douglas M. Pasquale
                                           Douglas M. Pasquale
                                           President and Chief Executive Officer

                           ARV ASSISTED LIVING, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ARV Assisted Living, Inc., a Delaware corporation (the "Company"), will be held on June 9, 2000, at 9:00 a.m. local time, at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715, to consider and act upon:

     1. The election of one director to the Company's Board of Directors to serve for the term of three years or until a successor has been duly elected and qualified or until the directors resigns, becomes disqualified, disabled or is otherwise removed;

     2. The appointment of KPMG, LLP as the Company's independent auditor for the year 2000; and

     3. Transacting other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

     Holders of record of Common Stock of the Company as of the close of business on May 15, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Annual Meeting. Each share of Common Stock entitles its holder to one vote. At the close of business on May 15, 2000, there were 17,459,689 shares of Common Stock issued and outstanding.

     We urge you to review carefully the enclosed materials. Your vote is important. We encourage all stockholders to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please mark, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                          /s/ Douglas M. Pasquale
                                          Douglas M. Pasquale
                                          President and Chief Executive Officer

May 15, 2000

IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                           ARV ASSISTED LIVING, INC.
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     GENERAL. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ARV Assisted Living, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Airport Hilton, 18800 MacArthur Boulevard, Irvine, California 92715, at 9:00 a.m., local time, on Friday June 9, 2000, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are located at 245 Fischer Avenue, D-1, Costa Mesa, California 92626. The Company expects to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about May 17, 2000.

     RECORD DATE AND OUTSTANDING SHARES. Holders of record of the Company's common stock (the "Common Stock") at the close of business on May 15, 2000 are entitled to notice of and to vote at the Annual Meeting. On that date there were 17,459,689 shares of Common Stock outstanding.

     REVOCABILITY OF PROXIES. Stockholders who submit proxies for use at the Annual Meeting may revoke them at any time prior to the time they are voted. You may revoke a proxy either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal executive offices, either a written revocation or a duly executed proxy card bearing a later date, or (ii) by attending the Annual Meeting and voting in person, regardless of whether you have previously given a proxy. Your presence at the Annual Meeting will not revoke your proxy unless you vote in person.

     QUORUM AND VOTING. Under Delaware law, a quorum must exist in order for action to be taken on a matter submitted to stockholders. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of the Company's stockholders.

     Shares represented at the Annual Meeting by properly executed proxy cards in the accompanying form and not revoked will be voted at the Annual Meeting. The Board of Directors knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them according to their best judgment on such matters.

     SOLICITATION OF PROXIES. Certain of the Company's directors, officers and regular employees will solicit proxies, without receiving any additional compensation. We will solicit proxies by personal interview, mail and telephone and the Company will bear the costs of the solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

     The date of this Proxy Statement is May 15, 2000.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

GENERAL

     The Company's authorized number of directors is currently 5, consisting of two Class A positions, two Class B positions and a Class C position. Five directors (two Class A, two Class B and one Class C) currently are serving on the Board of Directors. Each class is elected to a three-year term and the election of directors is staggered, so that only one class of directors is elected at each annual meeting of stockholders. The Class C director's term expires at the Annual Meeting.

     Stockholders of record as of May 15, 2000 will be entitled to vote on the election of the Class C director for a three-year term at the Annual Meeting. The Company has named a nominee, Maurice J. DeWald. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

     The director will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of the director will not affect the election of the candidate receiving a plurality of votes. If the nominee for Director should be unable or decline to serve, the authority provided in the proxy to vote for the election of a director will be exercised to vote for a substitute. As of the date of this Proxy Statement, management has no knowledge that the nominee will be unable or will decline to serve. Neither the nominee or the other incumbent directors has a family relationship with any incumbent director or any executive officer of the Company. The Company's Certificate of Incorporation and Bylaws contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by Delaware law.

NOMINEE FOR ELECTION TO SERVE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS (CLASS C NOMINEE)

     The Company's nominee for election to the Board of Directors is as follows:

     MAURICE J. DEWALD. Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc., a firm he founded in 1992. He currently is an incumbent director of ARV Assisted Living Inc. and a director of Tenet Healthcare Corporation, Dai-Ichi Kangyo Bank of California and Monarch Funds.

     The Board of Directors has concluded that the re-election of Maurice J. DeWald as a Class C director is in the best interest of the Company and recommends approval of his election.

INCUMBENT DIRECTORS

                                                                      YEAR FIRST BECAME
                                                                        A DIRECTOR OF
              NAME                AGE             POSITION               THE COMPANY      CLASS
              ----                ---             --------            -----------------   -----
Douglas M. Pasquale.............  45     President, Chief Executive         1998            A
                                         Officer, Chairman
David P. Collins................  61     Director                           1985            B
John A. Moore...................  38     Director                           1999            B
Jeffrey D. Koblentz.............  32     Director                           2000            A
Maurice J. DeWald...............  60     Director                           1995            C

     DOUGLAS M. PASQUALE. Mr. Pasquale was appointed Chief Executive Officer of the Company on March 29, 1999 and elected Chairman of the Board on December 22, 1999. He joined us as President and Chief Operating Officer on June 1, 1998. Prior to joining the Company, Mr. Pasquale was employed for 12 years by Richfield Hospitality Services, Inc., and Regal Hotels International-North America, a leading hotel ownership and hotel management company based in Englewood, CO. He served as its President and Chief Executive Officer from 1996 to 1998 and as Chief Financial Officer from 1994 to 1996.

     JOHN A. MOORE. Mr. Moore is a Principal of Lazard Freres Real Estate Investors L.L.C. and its Chief Financial Officer. He joined Lazard in 1998 from World Financial Properties, where he was Executive Vice President and Chief Financial Officer from 1996. Previously, he worked with Olympia and York as Senior Vice President, Finance. Mr. Moore joined Olympia and York in 1988.

     JEFFREY D. KOBLENTZ. Mr. Koblentz is a Vice President of Lazard Freres Real Estate Investors L.L.C. He joined Lazard in 1998 from Arthur Andersen LLP, where he was a Manager in the Real Estate Services Group. Mr. Koblentz joined Arthur Andersen in 1992.

     DAVID P. COLLINS. Mr. Collins currently is President and Chief Executive Officer of EuroSenior Living, Lisbon, Portugal. He served the Company in several capacities between 1981 and 1999, last serving as President of ARV Assisted Living International, Inc., our wholly owned subsidiary, from 1998 to January 1999. From 1985 until January 1998, Mr. Collins served as the Senior Executive Vice President of the Company, responsible for investor relations and for capital formation for the Company and affiliated entities. He has served as a Director of the Company continuously since 1985.

INFORMATION ON COMMITTEES OF THE BOARD AND MEETINGS

     The Board established a Compensation Committee and an Audit Committee at or about the time of the initial public offering of our common stock in October 1995. In addition, our Board has occasionally appointed special committees of one or more directors to analyze and/or take action on items of interest to the Board.

     The Compensation Committee establishes salaries, incentives and other forms of compensation for directors and executive officers, administers the Stock Option and Incentive Plans (the "1995 Stock Option Plan" and the "1999 Stock Option Plan") and recommends policies relating to benefit plans. During the year ended December 31, 1999, the Compensation Committee consisted of John Rydzewski (resigned January 13, 1999), Maurice J. DeWald, Chairman, and Robert Freeman (resigned September 29, 1999). The Compensation Committee met four times during the year ended December 31, 1999 and at least two members were in attendance at every meeting. As of May 15, 2000, the Compensation Committee consisted of Maurice J. DeWald, David P. Collins and John A. Moore.

     The Audit Committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent auditors. The Audit Committee, during the year ended December 31, 1999, consisted of Maurice J. DeWald, R. Bruce Andrews (resigned January 12, 1999) and Murry Gunty (resigned September 29, 1999). The Audit Committee met one time in the year ended December 31, 1999. As of May 15, 2000, the Audit Committee consisted of Maurice J. DeWald, David P. Collins and John A. Moore.

COMPENSATION OF DIRECTORS

     Prior to January 28, 1998, non-employee directors received $12,000 as an annual retainer, paid quarterly in advance, and $500 for each meeting of the Board or committee of the Board that they attended. Commencing January 28, 1998, the annual retainer was increased to $18,000 and the fee per meeting increased to $1,000. In addition, an annual committee chairmanship fee of $3,000 was added as of January 28, 1998.

     In April 2000, the Company filed the 1999 Stock Option Plan, which Plan was adopted at the last Annual Shareholder's Meeting. The 1999 Stock Option and Incentive Plan replaced the 1995 Stock Option Plan. The 1999 Stock Option Plan provides, among other things, that each non-employee director who is initially elected or appointed to the Board will, upon such election or appointment, automatically be granted an option to purchase 10,000 shares of Common Stock, vesting at the rate of 2,500 shares per year measured from the date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, every fourth year following the date on which a non-employee director is elected or appointed, on the date of the annual meeting of the shareholders of the Company, if the person has continuously served as a non-employee director, he or she will automatically receive an option to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date of grant, vesting at the rate of 2,500 shares per year measured from the date of grant. As of January 28, 1998, each non-employee director also, participates in a stock-based cash compensation plan that is intended to provide compensation on a deferred basis and link the directors' interests more directly with those of our stockholders. Under the plan, 2,500 "stock units" (each stock unit is deemed to be equivalent to one outstanding share of Common Stock) are credited on each January 1 to each non-employee director who served as a non-employee director for the entire preceding calendar year. Stock units are payable in cash based on the fair market value of the Common Stock at the time the payment is triggered and are fully vested at the time of crediting. Stock units become payable on the first to occur of:

     - three years after the date such stock units were first credited;

     - a change of control of the Company, as defined by the Plan;

     - the director is no longer serving as a member of our Board of Directors (for any reason); or

     - termination of the Plan.

In August 1999, Maurice DeWald received 5,600 shares of the Company's common stock were given as a special compensation for extraordinary efforts during 1999. No other directors have any vested stock units.

THE COMPANY'S EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company as of May 15, 2000. There are no arrangements or understandings among these individuals relating to their election as officers.

              NAME                AGE          POSITION WITH THE COMPANY
              ----                ---          -------------------------
Douglas M. Pasquale.............  45     President, Chief Executive Officer and
                                         Chairman of the Board
Abdo H. Khoury..................  51     Senior Vice President, Chief Financial
                                         Officer and Secretary
Robertson K. Chandler...........  44     Senior Vice President, Operations
Laura J. Loda...................  42     Senior Vice President, Human Resources
                                         and Vice President Operations

     For a description of Mr. Pasquale's background, see "Incumbent Directors" above. Biographical information for Mr. Khoury, Mr. Chandler, and Ms. Loda is provided below:

     ABDO H. KHOURY. Mr. Khoury was appointed Senior Vice President, Chief Financial Officer and Secretary on March 30, 1999. Previously he had served the Company as Vice President, Asset Strategy and Treasury, since January 1999, and as President of the Apartment Division since coming to the Company in May 1997. Mr. Khoury's prior background includes more than 25 years in accounting and real estate. He was a principal with Financial Performance Group in Newport Beach, CA, from 1991 to 1997.

     ROBERTSON K. CHANDLER. Mr. Chandler was appointed Senior Vice President, Operations, in February 1999. Previously he was Vice President of Operations, Home Care and Hospice, with Mariner Specialty Health Services in Longmont, CO, from 1997 to 1999. From 1993 to 1997, he was Chief Operating Officer and a Director of Colorado Home Care, a home care agency headquartered in Broomfield, CO.

     LAURA J. LODA. Ms. Loda joined the Company as Vice President, Human Resources in June 1998. She was promoted to Senior Vice President in February 1999. She became the Senior Vice President, Human Resources and Vice President, Operations in December, 1999. Previously, she served as Director of Corporate Human Resources for Taco Bell, an Irvine, CA-based fast food operation of Tricon Global Restaurants from 1996 to 1998. From 1993 to 1996, Ms. Loda was Director of Compensation for Gap, Inc., an international clothing chain based in San Francisco. Prior, Ms. Loda worked for the Marriott Corporation for 13 years.

None of the directors or officers are related to each other by blood or marriage and none of the directors or officers are involved in any legal proceedings as described in Section 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth certain information with respect to compensation earned by the Chief Executive Officer and the four next most highly compensated executive officers whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"), for the years ended December 31, 1999 and 1998 and the nine-month period ended December 31, 1997. In October 1997, the Company changed its fiscal year end from March 31 to December 31. Accordingly, the nine-month period ended December 31, 1997 (denoted below as 1997T) is the transition period beginning April 1, 1997 and ending December 31, 1997.

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                            SECURITIES         ALL
                                                               ANNUAL COMPENSATION         ------------       OTHER
                                                           ----------------------------     UNDERLYING     COMPENSATION
               NAME AND PRINCIPAL POSITION                 YEAR    SALARY(1)     BONUS       OPTIONS        (2)(3)(4)
               ---------------------------                 ----    ---------    -------    ------------    ------------
Douglas M. Pasquale......................................  1999     345,833     210,000      550,000          13,837
  Chairman, President and Chief                            1998     175,000     137,500      150,000           4,586
  Executive Officer (hired June 1, 1998)                   1997T         --          --           --              --
Abdo H. Khoury...........................................  1999     196,250      70,951      250,000          10,854
  Senior Vice President, Chief                             1998     125,000      17,314        7,500           8,868
  Financial Officer and Secretary                          1997T     30,000       3,000       22,500          60,983
  (hired October 1, 1997)
Patricia J. Gifford......................................  1999     186,015      30,000           --          44,769
  Vice President, Chief Medical                            1998     108,333      30,000       30,000           2,229
  Officer (appointed June 12, 1998)                        1997T         --          --           --              --
Robertson K. Chandler....................................  1999     153,461      44,650      175,000           7,118
  Senior Vice President Operations                         1998          --          --           --              --
  (hired February 22, 1999)                                1997T         --          --           --              --
Suzanne Shirley..........................................  1999     150,000      18,000       30,000          80,724
  Vice President Investor Relations                        1998     105,192          --           --              --
  (hired April 20, 1998; resigned                          1997T         --          --           --              --
  February 29, 2000)

---------------
(1) Amounts shown include cash compensation earned by the executive officers. The amounts do not include the value of certain perquisites that in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the Named Executive Officer.

(2) Includes amounts we paid for consulting fees to Mr. Khoury for services in 1997 prior to his employment of $59,624.

(3) Includes premiums for term life, medical, dental and disability insurance purchased for the benefit of certain of the Named Executive Officers in the following amounts: Mr. Pasquale -- $12,421, $4,586, and $0; Mr.
    Khoury -- $10,854, $8,868, and $1,359; Dr. Gifford -- $9,769, $2,229 and $0;
    for the years ended December 31, 1999 and 1998, and the nine-month period ended December 31, 1997, respectively. And, Mr. Chandler and Ms. Shirley for $7,118 and $5,724 for the year ended December 31, 1999. These amounts represent insurance premiums we paid over what we pay for other similarly situated employees.

(4) Includes payments and accruals in accordance with Separation Agreements (see "-- Employment Agreements"): Ms. Shirley $75,000 and Dr. Gifford $35,000.

  Option Grants in Last Fiscal Year.

     The following table sets forth certain information regarding options granted during the year ended December 31, 1999 to the Named Executive Officers pursuant to the Stock Option Plans. Ms. Shirley's options have expired.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                            NUMBER OF      PERCENT OF                                      ANNUAL RATES OF STOCK
                            SECURITIES   TOTAL OPTIONS                                     PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO     EXERCISE                             OPTION TERM(3)
                             OPTIONS      EMPLOYEES IN      PRICE                         ------------------------
           NAME             GRANTED(1)   FISCAL YEAR(2)   PER SHARE    EXPIRATION DATE        5%           10%
           ----             ----------   --------------   ---------   -----------------   ----------    ----------
Douglas M. Pasquale.......   250,000          14.3%        $ 3.00     April 14, 2009      $1,221,671    $1,945,307
Douglas M. Pasquale.......   300,000          17.2%        $1.625     December 20, 2009      794,086     1,264,449
Abdo H. Khoury............   100,000           5.7%        $ 3.00     April 14, 2009         488,668       778,123
Abdo H. Khoury............   150,000           8.6%        $1.625     December 20, 2009      397,043       632,225
Robertson K Chandler......    75,000           4.3%        $ 3.00     April 14, 2009         366,501       583,592
Robertson K. Chandler.....   100,000           5.7%        $1.625     December 20, 2009      264,695       421,483
Laura Loda................    50,000           2.9%        $ 3.00     April 14, 2009         244,334       389,061
Laura Loda................   100,000           5.7%        $1.625     December 20, 2009      264,695       421,483

---------------
(1) These options were granted for a term of 10 years, subject to termination in certain events related to termination of employment, and become exercisable in three annual installments beginning in 2001. Options included in the December 20, 1999 grants for 100,000, 50,000, 33,333 and 33,333 to Mr.
    Pasquale, Mr. Khoury, Mr. Chandler and Ms. Loda, respectively, have three year vesting schedules such that on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability the option will begin vesting, but in no case will vesting begin later than December 20, 2004.

(2) In 1999, we granted options to employees to purchase an aggregate of 1,745,000 shares under the Stock Option Plans and this number was used in calculating the percentage set forth in this column. During 1999, options to purchase 937,750 shares under the Stock Option Plans were canceled due to termination of employment.

(3) Assumed rates of stock price appreciation are calculated based on requirements promulgated by the Securities and Exchange Commission and are for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. There can be no assurance that the assumed rates of appreciation will be achieved.

  Aggregated Option Exercises and Fiscal Year-End Option Values.

     None of the Named Executive Officers exercised options during the year ended December 31, 1999. The following table sets forth certain information regarding options held as of the end of such fiscal year by the Named Executive Officers.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                    SHARES                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   ACQUIRED              OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                      ON       VALUE     ---------------------------   ---------------------------
              NAME                 EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 --------   --------   -----------   -------------   -----------   -------------
Douglas M. Pasquale..............    --         --           --           700,000          --             --
Abdo H. Khoury...................    --         --           --           280,000          --             --
Robertson K. Chandler............    --         --           --           175,000          --             --
Laura Loda.......................    --         --           --           150,000          --             --

---------------
(1) Options are "in-the-money" if the fair market value of the underlying securities on that date exceeds the exercise price of the option. Based on the last sale price of $1.50 per share of Common Stock on December 31, 1999 (as reported on the American Stock Exchange), none of the options held by the Named Executive Officers were "in the money" at year end.

  Employment Agreements.

     We have entered into employment agreements with each of the Named Executive Officers.

     Mr. Pasquale's employment agreement requires Mr. Pasquale to devote his full productive time to the Company during the term of the Agreement, except as otherwise permitted by the consent of the Board of Directors. Mr. Pasquale's employment agreement provides for a base salary, performance-based increases in the base salary each year beginning in 1999, a guaranteed bonus of 37.5% of his base salary, and additional bonuses based on the achievement of agreed-upon targets. Mr. Pasquale was granted an option to purchase 150,000 shares of Common Stock upon the execution of his employment agreement. Mr. Pasquale's employment agreement was renegotiated in light of his promotion to Chief Executive Officer and he was granted an option to purchase 250,000 shares of Common Stock at an exercise price of $3.00 per share. On December 20, 1999, Mr. Pasquale was granted an option to purchase 300,000 shares of Common Stock with an exercise price of $1.625 per share. Beginning December 20, 2000, 200,000 of these options vest on a three year schedule and the remaining 100,000 options begin a three year vesting on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, but in no case will vesting begin later than December 20, 2004. Mr. Pasquale's employment agreement provides that we may terminate Mr. Pasquale without cause by making him a payment equal to the greater of:

     - three times the sum of his current annual base salary plus target bonus, plus any additional bonus paid in the last 12 months; plus

     - the sum of his current annual base salary plus his minimum bonus divided by 12 and multiplied by the number of remaining months under the employment agreement; plus

     - the payment of premiums for COBRA benefits for the maximum period of eligibility and the payment of certain other miscellaneous amounts; plus

     - Mr. Pasquale's stock options would fully vest.

     The agreement further provides that if Mr. Pasquale voluntarily terminates his employment, he will receive a lump-sum payment equal to three months' base salary. The covenant not to compete is not applicable, however, in the event severance pay is waived by Mr. Pasquale.

     Mr. Khoury's employment agreement requires Mr. Khoury to devote his full productive time to the Company during the term of the Agreement, except as otherwise permitted by the consent of the President and/or Chief Executive Officer and the Board of Directors. Under Mr. Khoury's agreement, his base salary may be increased effective each January 1st, commencing in 2000, based on his and the Company's performance results and his annual performance and salary review. Mr. Khoury may also receive an annual discretionary bonus determined by the Board based on the Company's earnings and other criteria as may be determined by the Compensation Committee. The target established by the Company for this bonus is 30% of his base salary. Mr. Khoury may also receive certain bonuses based upon the sale of certain assets of the Company's apartment division. If the Company terminates Mr. Khoury other than for cause, the Company is required to pay Mr. Khoury the following amounts:

     - his accrued base salary;

     - his accrued vacation pay;

     - his bonus, if any, for the calendar year ending before the date of termination (if not yet paid);

     - one year's current base salary; and

     - certain other miscellaneous amounts.

     If the Company requires Mr. Khoury to change the location of his employment to a location outside Orange County, California, Mr. Khoury has the right to treat such requirement as termination without cause. Pursuant to his employment agreement Mr. Khoury was granted options to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share on April 14, 1999. Additionally, on December 20, 1999 Mr. Khoury was granted options to purchase 150,000 shares of Common Stock at an exercise price of

$1.625 per share. Beginning December 20, 2000, 100,000 of these options vest on a three year schedule and the remaining 50,000 options begin a three year vesting on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, but in no case will vesting begin later than December 20, 2004.

     Mr. Chandler's employment agreement requires Mr. Chandler to devote his full productive time to the Company during the term of the Agreement, except as otherwise permitted by the consent of the President and/or Chief Executive Officer and the Board of Directors. Under Mr. Chandler's agreement, his base salary may be increased effective each January 1st, commencing in 2000, based on his and the Company's performance results and his annual performance and salary review. Mr. Chandler may also receive an annual discretionary bonus determined by the Board based on the Company's earnings and other criteria as may be determined by the Compensation Committee. The target established by the Company for this bonus is 30% of his base salary. If the Company terminates Mr. Chandler other than for cause, the Company is required to pay Mr. Chandler the following amounts:

     - his accrued base salary;

     - his accrued vacation pay;

     - his bonus, if any, for the calendar year ending before the date of termination (if not yet paid);

     - one year's current base salary; and

     - certain other miscellaneous amounts.

     If the Company requires Mr. Chandler to change the location of his employment to a location outside Orange County, California, Mr. Chandler has the right to treat such requirement as termination without cause. Pursuant to his employment agreement Mr. Chandler was granted options to purchase 75,000 shares of Common Stock at an exercise price of $3.00 per share on April 14, 1999. Additionally, on December 20, 1999 Mr. Chandler was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.625 per share. Beginning December 20, 2000 for 66,667 of these options and the remaining 33,333 options begin a three year vesting the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, but no later than December 20, 2004.

  Change in Control Arrangements

     To better assure that the Named Executive Officers would continue to provide independent leadership consistent with our best interests in the event of an actual or threatened change of control of the Company, the employment agreement of each of the Named Executive Officers provides certain protections in the event of a change in control. For Mr. Khoury and Mr. Chandler, a "change in control" is defined to include the following events:

     - Change in Ownership of the Company: for Mr. Khoury and Mr. Chandler, the date that any person or group acquires ownership of 50% or more of the voting power of the Company's outstanding voting securities;

     - Change in Effective Control of the Company: either (a) a person or group acquires ownership of capital stock of the Company possessing 50% or more of the total voting power of the Company's capital stock or (b) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; and

     - Change in Ownership of a Substantial Portion of the Company's Assets: the date on which any person or group acquires assets from the Company that have a total fair market value equal to or greater than 33 1/3% of the total fair market value of all of the Company's assets immediately prior to such acquisition.

     Following a change in control, if Mr. Khoury or Mr. Chandler terminates their employment with the Company for any reason within the period beginning six months after the change in control and ending nine months after the change of control, or if their employment is terminated by the Company (with or without cause) within nine months after the change in control, the Company is required to pay the sum of the following amounts:

     - their respective accrued base salary;

     - their respective accrued vacation pay;

     - their respective bonus, if any, for the calendar year ending prior to the date of termination (if not yet paid);

     - a salary payment equal to one and one-half times their base salary if they terminated their employment, or two times their base salary if the Company terminated their employment; and

     - certain other miscellaneous payments.

In addition, as of the date of the change in control, their stock options become fully vested, regardless of whether they remain employed by the Company.

     Mr. Pasquale's employment agreement also provides for certain protections in the event of a change in control. Mr. Pasquale's employment agreement defines a "change in control" as any of the following:

     - the acquisition by any person or group of greater than 50% of the combined voting power of our outstanding voting securities;

     - the acquisition by any person other than Prometheus Assisted Living LLC, an affiliate of Lazard Freres Real Estate Investors, LLC, of greater than 20% of our outstanding voting securities; or

     - the replacement of a majority of the members of the Board during any 12 month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; or

     - the date on which any person acquired assets from us that have total fair market value equal to or more than 33 1/3% of the total fair market value of all of our assets.

     Following a change in control, if Mr. Pasquale terminates his employment for any reason within the period beginning six months after the change in control and ending 12 months after the change of control, or if his employment is terminated by the Company (with or without cause) at any time during the 12-month period following the change in control, then the Company is required to pay him three times the sum of his base salary and target bonus, in addition to certain other miscellaneous payments. In addition, as of the date of the change in control, his stock options become fully vested, regardless of whether he remains employed by the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions regarding compensation of our executive officers, including those related to stock and stock options, are considered by the Compensation Committee, based upon the recommendations and analysis performed by our senior management. The Compensation Committee (the "Committee") is currently composed of Maurice J. DeWald, John Moore and David Collins. Maurice J. DeWald has chaired the committee since January 12, 1999.

  Fiscal 1999 Executive Compensation Components

     Executive compensation consists of three components: base salary, bonus and long-term incentive awards.

     BASE SALARY. Base salaries for the Named Executive Officers were established in their respective employment contracts, resulting in payment, during Fiscal 1999 of $345,833, $196,250, $186,015, $153,461, and $150,000 to
Mr. Pasquale, Mr. Khoury, Dr. Gifford (resigned December 1, 1999), Robertson K. Chandler and Suzanne Shirley (resigned February 29, 2000) respectively. The salaries of all Named Executive Officers are subject to performance-based increases in each year.

     BONUS. Mr. Pasquale is entitled to a guaranteed bonus of $131,250 and additional bonuses based on achievement of agreed-upon targets up to a maximum of $315,000.

     Regarding the remaining Named Executive Officers, for the fiscal year 1999, bonuses were awarded at the discretion of management, subject to the approval of the Committee. Bonuses of $70,951 and $44,650 were paid to Mr. Khoury and Mr. Chandler, respectively in recognition of performance in 1999.

     LONG TERM INCENTIVE AWARDS. Stock options are granted to provide a long-term incentive opportunity that is directly linked to shareholder value. Douglas M. Pasquale was awarded 250,000 options to purchase common stock on April 14, 1999. The exercise price per share is $3.00 and the option becomes exercisable in three equal annual increments on April 14, 2000, 2001, and 2002, respectively. On December 20, 1999, Mr. Pasquale, Mr. Khoury, Mr. Chandler and Ms. Loda were awarded 300,000, 150,000, 100,000 and 100,000, respectively, options to purchase common stock at an exercise price of $1.625 with 2/3 of the grant amount having a three year vesting schedule beginning December 20, 2000 and the remaining 1/3 with a three year vesting schedule that begins on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, but not later than December 20, 2004.

     In the fiscal year 1999, we granted 1,745,000 stock options to 18 employees, 3 of whom were hired in that period.

  Policy with Respect to Section 162(m)

     Section 162(m) of the Code includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in the Company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For the fiscal year 1999, the Committee does not contemplate that there will be any such nondeductible compensation.

     Additional information concerning the salary, bonus and stock awards for the Company's Named Executive Officers can be found in the tables appearing under "Executive Compensation."

                                          THE COMPENSATION COMMITTEE
                                          MAURICE J. DEWALD, CHAIRMAN

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of a peer group of nine assisted living companies selected by the Company (the "Peer Group") and the AMEX Market Value Index, each for the period from October 19, 1995 to December 31, 1999. The performance graph assumes the investment of $100 on October 19, 1995 in the Common Stock and in each index (except the AMEX Market Value Index, which assumes investment on September 30,
1995), and that all dividends were reinvested.

     The Peer Group consists of Alterra Healthcare, Inc.; Assisted Living Concepts, Inc.; Carematrix Corporation; Greenbriar Corporation; Emeritus Corporation; Just Like Home, Inc.; Karrington Health, Inc.; Regent Assisted Living, Inc.; and Sunrise Assisted Living, Inc. All of the companies in the Peer Group are weighted by their respective market capitalization. Atria Communities, Inc. was deleted from the Peer Group in 1998 because it became a private company.

                COMPARISON OF 51 MONTH CUMULATIVE TOTAL RETURN*
AMONG ARV ASSISTED LIVING INC., THE AMEX MARKET VALUE INDEX AND PEER GROUP

                               PERFORMANCE GRAPH

                                                                               PEER GROUP WEIGHTED
                                                ARV ASSISTED LIVING, INC.            AVERAGE                AMEX MARKET VALUE
                                                -------------------------      -------------------          -----------------
Oct-95                                                     100                         100                         100
Mar-96                                                     121                         115                         105
Mar-97                                                      70                          84                         107
Dec-97                                                     114                         125                         130
Dec-98                                                      44                         129                         132
Dec-99                                                      11                          31                         229

---------------
* $100 invested on 10/19/95 in stock or 9/30/95 in index -- including reinvestment of dividends. Fiscal year ending December 31.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 28, 2000 (based on a total of 17,459,689 outstanding shares of Common Stock) by each of our directors, each of the Named Executive Officers and all executive officers and directors as a group. Except as otherwise indicated, we believe the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

     Amounts and percentages listed below include warrants and options that are exercisable within 60 days of April 28, 2000.

                                                  AMOUNT AND NATURE
                                                   OF BENEFICIALLY     PERCENTAGE
    NAME AND ADDRESS OF BENEFICIAL OWNER(1)           OWNERSHIP         OF CLASS
    ---------------------------------------       -----------------    ----------
Prometheus Assisted Living LLC(2)...............      7,595,069           43.5%
John A. Moore(2)................................             --              *
Jeffrey Koblentz(2).............................             --              *
Douglas M. Pasquale(3)..........................        131,134              *
David P. Collins(4).............................        525,745            3.0%
Maurice J. DeWald(5)............................         16,600              *
Abdo H. Khoury(6)...............................         48,209              *
Laura Loda(7)...................................         19,667              *
Robertson K. Chandler(8)........................         25,000              *
All directors and executive officers as a group
  (13 persons)..................................      8,361,524           47.9%

---------------
 *  Less than 1%.

(1) Except where otherwise noted, the address of the Company's directors and executive officers is c/o ARV Assisted Living, Inc., 245 Fischer Avenue, Costa Mesa, California 92626.

(2) Does not include 375,000 shares of Common Stock beneficially owned by Lazard Freres Strategic Realty Investors II Assisted Living LLC ('LFSRI II AL") pursuant to a warrant issued in connection with a Term Loan Agreement dated April 24, 2000 between the Company and LFSRI II AL. According to the
    Schedule 13D/A filed on April 28, 2000 by Prometheus Assisted Living LLC ("Prometheus"), (i) Lazard Freres Strategic Realty Investors II L.P. ("LFSRI") is the managing member of LFSRI II AL and (ii) LFSRI, LFSRI II Alternative Partnership L.P. and LFSRI II-CADIM Alternative Partnership L.P. are managing members of Prometheus and share voting and dispositive power over the shares beneficially owned by Prometheus. Messrs. Moore and Koblentz are principals of Lazard Freres Real Estate Investors LLC ("LFREI"), which controls each of the managing members of Prometheus. Mr. Moore is the Chief Financial Officer of LFREI.

(3) Of the 131,134 shares beneficially owned by Mr. Pasquale, 9,800 are held in his name and 121,334 are options exercisable within 60 days of April 28, 2000.

(4) Of the 525,745 shares beneficially owned by Mr. Collins, 98,678 are held of record by the D & V Collins Family Limited Partnership (as to which Mr. Collins has shared voting and investment power), 416,008 shares are held by the Collins Family Community Property Trust (as to which Mr. Collins has shared voting and investment power), 8,559 held by Mr. Collins IRA, and 2,500 are options exercisable within 60 days of April 28, 2000.

(5) Of the 16,600 shares beneficially owned by Mr. DeWald, as a non-employee director, 6,600 are held in his name and 10,000 are options exercisable within 60 days of April 26, 2000.

(6) Of the 48,209 shares beneficially owned by Mr. Khoury, 13,000 are held in his name and 35,209 are options exercisable within 60 days of April 28, 2000.

(7) Of the 19,667 shares beneficially owned by Ms. Loda, 3,000 are held in her name and 16,667 are options exercisable within 60 days of April 28, 2000.

(8) Of the 25,000 shares beneficially owned by Mr. Chandler, 25,000 are options exercisable within 60 days of April 28, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of May 6, 2000, the following persons are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock. The numbers shown on the table should be interpreted in light of the related footnote.

                                                        AMOUNT AND NATURE OF
  TITLE OF CLASS  NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP   PERCENT OF CLASS(3)
  --------------  ------------------------------------  --------------------   -------------------
      Common      Prometheus Assisted Living LLC(1)          7,595,069                43.5 %
                  Thirty Rockefeller Plaza, 63rd Floor
                  New York, NY 10020
      Common      Dimensional Fund Advisors Inc.(2)          1,002,600                 5.74%
                  1299 Ocean Avenue, 11th Floor
                  Santa Monica, CA 90401

---------------
(1) According to the Schedule 13D/A filed on April 28, 2000 by Prometheus Assisted Living LLC ("Prometheus"). Does not included 375,000 shares of Common Stock beneficially owned by Lazard Freres Strategic Realty Investors II Assisted Living LLC ("LFRSI II AL") pursuant to a warrant issued in connection with a Term Loan Agreement dated April 24, 2000 between the Company and LFSRI II AL. According to Prometheus's Schedule 13D/A, (i) Lazard Freres Strategic Realty Investors II L.P. ("LFSRI") is the managing member of LFSRI II AL and (ii) LFSRI, LFSRI II Alternative Partnership L.P. and LFSRI II-CADIM Alternative Partnership L.P. are managing members of Prometheus and share voting and dispositive power over the shares beneficially owned by Prometheus.

(2) According to Schedule 13G filed on February 3, 2000 by Dimensional Fund Advisors, Inc.

(3) Based on 17,459,689 shares of Common Stock issued and outstanding as of May 6, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee consisted of John J. Rydzewski, Robert P. Freeman and Maurice J. DeWald, who were members of our Board for the fiscal year 1999. Mr. Rydzewski resigned as a member of our Board and the Compensation Committee as of January 13, 1999 and Mr. Freeman resigned from our Board and the Compensation Committee as of September 29, 1999. Mr. John Moore and Mr. David Collins were appointed to the Compensation Committee as of September 29, 1999. No member of the Compensation Committee is or was an officer or employee of ARV during 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We utilize the services of J&D Design, as well as others, for interior design work at our communities. The principal of J&D Design is Joan Davidson, wife of former Senior Vice President Eric Davidson and daughter-in-law of the former Chairman, President and Chief Executive Officer, Gary Davidson. Services provided by J&D Design include design work and the purchase of furniture, fixtures and equipment ("FF&E") for developed assisted living communities and rehabilitation of existing or newly acquired assisted living communities. We paid J&D Design approximately $13,000, $560,000, and $755,000 for the years ended December 31, 1999 and 1998 and the nine-month period ended December 31, 1997, respectively, a portion of which was for design services and a portion of which was for reimbursement of costs for FF&E.

     Mr. R. Bruce Andrews, a former member of our Board of Directors, is President of Nationwide Health Properties, Inc. ("NHP"), a Health Care REIT. NHP is the owner of 16 assisted living communities that are leased to the Company. Of that number, leases for 13 assisted living communities were entered into prior to November 29, 1995, the date Mr. Andrews became a Board member, and leases for three assisted living communities were entered into during Mr. Andrews' tenure as Board member. Lease expenses have aggregated approximately $12.0 million, $11.3 million, and $8.2 million for the years ended December 31, 1999 and 1998, and the nine-month period ended December 31, 1997, respectively.

     On September 29, 1999 Prometheus Assisted Living, LLC ("Prometheus") and certain f its affiliates agreed to settle all outstanding legal actions with us and accept a promissory note for $1.5 million as full satisfaction of its claims, $0.4 million of which has been recorded as additional private placement costs. This note will bear interest beginning on April 1, 2001 at a rate equal to the 30 day Treasury bill rate quoted by the Wall Street Journal. Interest payments will be made on the first day of each month beginning on May 1, 2001 and continue until maturity of the note on April 1, 2002. In the event of default, the note is immediately due and payable and interest shall accrue at a rate that is 4% above the interest rate otherwise in effect. Because the note payable is non-interest bearing, a 12% imputed interest discount was used in recording the obligation. We have the right at any time to prepay the Note in whole or in part. Any time prior to November 1, 1999 the prepayment price is equal to 91% of the aggregate principal balance. Such prepayment price shall increase by 0.5% of the aggregate principal amount of the Note on the 10th day of each month thereafter until April 1, 2002.

     The agreement settled all outstanding litigation between us and LFREI and provided mutual release of certain claims that we and Prometheus may have had against each other. Pursuant to the settlement agreement, we withdrew our appeal of the decision issued on May 12, 1999 by the Superior Court of the State of California, County of Orange. Prometheus dismissed the lawsuit it filed against us and two of our former directors in the Delaware Chancery Court. As part of the settlement agreement, the board of directors was reduced to five persons. Murry N. Gunty, John A. Booty and Robert P. Freeman resigned from the board.

     On April 24, 2000, the Company entered into a Term Loan Agreement with LFSRI II Assisted Living LLC ("LFSRI"), an affiliate of Prometheus. As of May 6, 2000, Prometheus beneficially owned approximately 43.5% of the Company's outstanding Common Stock. Pursuant to the term Loan Agreement, the Company may borrow up to $10,000,000 from LFSRI with a maturity date of April 24, 2002, which, subject to certain condition, may be extended by one year if no default has occurred. The outstanding amount under the loan will bear interest at the annual rate equal to the LIBOR rate for each interest period plus a 10% margin. In connection with the Term Loan Agreement, the Company issued to LFSRI a warrant to purchase up to 750,000 share of the company's Common Stock at a price of $3.00 per share, subject to various adjustments, exercisable until April 24, 2005. The Company also amended its stockholder rights agreement to prevent shares that Prometheus may be deemed to beneficially own by reason of LFSRI's rights under the warrant from causing Prometheus to become an "Acquiring Person" and thus causing a triggering event under the rights agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports on Forms 3, 4 and 5 of stock ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all forms that they file. Based on the Company's review of copies of Forms 3, 4 and 5, and amendments thereto, received by the Company for the year ended December 31, 1999, or written representations from certain Reporting Persons that no Forms 5 were required to be filed by those persons, the Company believes that during Fiscal 1999 all filing requirements were complied with by the Reporting Persons, except that the Form 4 required for Abdo H. Khoury was filed late due to administrative oversight.

     The Board of Directors has selected the accounting firm of KPMG Peat Marwick, LLP as the independent public accountants of the Company during the 2000 fiscal year. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to answer stockholders' questions.

                    APPROVAL OF INDEPENDENT PUBLIC AUDITORS

                                (PROPOSAL NO. 2)

     KPMG LLP were the independent auditors for the Company for the fiscal year ended December 31, 1999 and have reported on the Company's financial statements included in the Annual Report of the Company which accompanies this Proxy Statement. The Company's independent auditors are appointed by the Board. The Board has reappointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. A representative of KPMG LLP will be (i) available to participate by conference call at the Annual Meeting, (ii) able to make a statement by conference call if he or she so desires, and (iii) available to respond by conference call to appropriate questions.

     The Board of Directors recommends a vote in favor of ratification of the reappointment of KPMG LLP.

     The ratification of independent accountant is not a matter required to be submitted to a vote of the shareholder, but, is being submitted because the Company believes this may provide the auditors with a greater degree of independence from management.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                            FOR 2001 ANNUAL MEETING

     Any stockholder intending to submit to the Company a proposal to be included in our proxy materials relating to the 2001 Annual Meeting must submit it in time for us to receive it at our principal executive offices no later than February 12, 2001. In addition, the Company's Certificate of Incorporation provides that a stockholder may propose other business or nominate a candidate for director before the Annual Meeting only by delivering notice to the Company in the manner and within the time limits provided in the Certificate of Incorporation. The Secretary of the Company must receive written notice at the Company's principal executive offices not less than 180 days before the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting; however, if less than 180 days notice or public disclosure is given by the Company, then the stockholder notice must be delivered or received no later than the close of business on the tenth day following the earlier of the day on which the Company mailed notice of the date of the scheduled annual meeting or the day on which the Company publicly disclosed the date of the scheduled Annual Meeting. The notice must also provide certain other information as required in the Certificate of Incorporation. Copies of the Certificate of Incorporation are available to stockholders free of charge upon request to the Company's Secretary.

                                 OTHER MATTERS

     The Company is not aware of any matters that may be presented for action by the stockholders at the Annual Meeting other than those set forth above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote according to their best judgment.

     The Annual Report of the Corporation for the fiscal year 1999, including financial statements, is being mailed to stockholders together with these proxy materials.

     THE ANNUAL REPORT TO STOCKHOLDERS AND THE COMPANY'S FORM 10-K, INCLUDING ANNUAL FINANCIAL STATEMENTS, CAN BE OBTAINED BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING UPON WRITTEN REQUEST. SEND REQUESTS TO ARV ASSISTED LIVING, INC., P.O. BOX 5046, COSTA MESA, CA 92628-5046, ATTN: ABDO KHOURY, CHIEF FINANCIAL OFFICER.

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES.

                                          Sincerely,

                                          /s/ Douglas M. Pasquale
                                          Douglas M. Pasquale
                                          President and Chief Executive Officer
May 15, 2000
Costa Mesa, California

PROXY

                           ARV ASSISTED LIVING, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 9, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of ARV Assisted Living, Inc. does hereby nominate, constitute and appoint Douglas M. Pasquale and Abdo H. Khoury or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on May 15, 2000 at the Annual Meeting of Stockholders to be held at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715, on Friday, June 9, 2000 or at any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

                                                                     SEE REVERSE
                                                                         SIDE
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                              FOLD AND DETACH HERE

                             MAP TO MEETING PLACE.

                                                                PLEASE MARK
                                                                VOTES AS IN  [X]
                                                                THIS EXAMPLE

1.  Elect member of the Board of Directors of ARV Assisted Living, Inc.

              FOR ALL                    WITHHOLD
             nominees                   AUTHORITY
           listed below                to vote for
           in the class                all nominees
            indicated                 listed below
               [ ]                         [ ]

    Class C Director (to serve until the 2003 annual meeting of stockholders):

                              Maurice J. Dewald


2.  Approve the appointment of KPMG as the Company's independent auditor.

               FOR       AGAINST        ABSTAIN
               [ ]         [ ]            [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof (such postponement or adjournment may be for the purpose of soliciting more votes to approve a proposal).

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Mark here for address change and note below  [ ]

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated May 16, 2000 and the Proxy Statement furnished therewith.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


Signature(s):                                                      Date:
             ------------------------------------------------------     --------

NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

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                             *FOLD AND DETACH HERE*

                         ANNUAL MEETING OF STOCKHOLDERS

                           ARV ASSISTED LIVING, INC.

DATE:     JUNE 9, 2000

TIME:     9:00 A.M.

PLACE:    AIRPORT HILTON
          18800 MACARTHUR BLVD.
          IRVINE, CA 92715

                           (PLEASE SEE REVERSE SIDE)